UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 2, 2009 (April 2, 2009)
EMAGEON INC.
(Exact name of registrant as specified in charter)

Delaware	0-51149	63-1240138

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 980-9222
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     As previously announced, on February 23, 2009, Emageon Inc., a Delaware corporation (“Emageon” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMICAS, Inc., a Delaware corporation (“AMICAS”) and AMICAS Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of AMICAS (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on March 5, 2009 to acquire all of the outstanding shares of common stock of the Company (the “Shares”) at a purchase price of $1.82 per share, net to the holder in cash (the “Offer Price”), subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 5, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Offer to Purchase.
     On April 2, 2009, AMICAS and Emageon announced the completion of the Offer. The Offer expired at 11:59 p.m., New York City time, at the end of Wednesday, April 1, 2009. According to StockTrans Inc., the depositary for the Offer, as of 11:59 p.m., New York City time, on April 1, 2009, a total of 18,882,734 shares of Emageon common stock (excluding Shares tendered through guaranteed delivery procedures) were validly tendered and not withdrawn in the Offer, which represented approximately 88.0% of all outstanding Shares. An additional 1,101,921 Shares were tendered through guaranteed delivery procedures. Merger Sub has accepted for payment all Shares that were validly tendered and not withdrawn during the Offer, and has delivered payment for such Shares to StockTrans, Inc., the depositary for the Offer, in accordance with the terms of the Offer.
     On April 2, 2009, in order to acquire more than 90% of the outstanding Shares (excluding Shares tendered through guaranteed delivery procedures and not yet delivered), Merger Sub, pursuant to the terms of the Merger Agreement, exercised its Top-Up Option, pursuant to which Merger Sub acquired 4,220,222 newly-issued Shares at a purchase price per share equal to the Offer Price. As a result of Merger Sub’s acquisition of the Shares validly tendered during the Offer and the Shares issued pursuant to the Top-Up Option, Merger Sub owned more than 90% of the Company’s outstanding Shares (excluding Shares tendered through guaranteed delivery procedures and not yet delivered).
     Following the exercise of the Top-Up Option, and pursuant to the Merger Agreement, AMICAS caused Merger Sub to merge with and into Emageon (the “Merger”) on April 2, 2009, without a meeting of the stockholders of the Company, in accordance with the “short-form” merger statute of the Delaware General Corporation Law, with Emageon continuing as the surviving corporation and a wholly-owned subsidiary of AMICAS. At the effective time of the Merger, each issued and outstanding Share that was not tendered in the Offer (other than Shares held by Emageon, Merger Sub, AMICAS or any direct or indirect wholly-owned subsidiary of AMICAS or of Emageon, or by stockholders who validly exercise their appraisal rights under Delaware law) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price.
     Based on the Offer Price, the number of Shares validly tendered and accepted for payment (excluding Shares tendered through guaranteed delivery procedures) at the expiration of the Offer, and the number of Shares acquired by Merger Sub in connection with its exercise of the Top-Up Option, the value of the Shares purchased by Merger Sub in connection with the Offer was approximately $34,366,576, and the value of the Shares purchased by Merger Sub in connection with the exercise of the Top-Up Option was approximately $7,680,804. Merger Sub paid to Emageon the aggregate par value of the Shares acquired in connection with the exercise of the Top-Up Option, and paid for the remaining amount of such Shares by delivery of a promissory note. The funds used by Merger Sub to purchase the Shares tendered in the Offer, and to pay the par value of the Shares purchased in connection with the exercise of the Top-Up Option, were from cash and/or readily-available funds.
ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     As a result of the Merger, Emageon no longer fulfills the numerical listing requirements of The NASDAQ Global Market (“NASDAQ”). Accordingly, at Emageon’s request, NASDAQ will file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b)

of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act. Additionally, Emageon will file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     In order to complete the Merger, on April 2, 2009, Merger Sub exercised its Top-Up Option to purchase newly-issued Shares, and in connection therewith, Emageon issued 4,220,222 Shares to Merger Sub at a price per share of $1.82, which resulted in an aggregate purchase price of approximately $7,680,804. Merger Sub paid to Emageon the aggregate par value of the Shares acquired in connection with the exercise of the Top-Up Option, and paid for the remaining amount of such Shares by delivery of a promissory note.
     The issuance of these Shares by Emageon was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offering was not a “public offering” as defined in Section 4(2) of the Securities Act due to the fact that Merger Sub was the only person involved in the transaction, the size of the offering, and the manner of the offering. In addition, Merger Sub had the necessary investment intent as required by Section 4(2) of the Securities Act since such Shares were issued to facilitate the Merger pursuant to which Emageon became a wholly-owned subsidiary of AMICAS. Based on the above factors, Emageon believes that this issuance of Shares meets the requirements to qualify for exemption under Section 4(2) of the Securities Act.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
     In connection with the consummation of the Merger, on April 2, 2009, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by Merger Sub or AMICAS, treasury Shares, which were cancelled, and Shares held by stockholders, if any, who properly exercise appraisal rights in accordance with the Delaware General Corporation Law) was converted into the right to receive $1.82 per Share, in cash, without interest.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
     The information contained in Item 2.01 is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, each of the directors of Emageon resigned from the board of directors of Emageon, effective as of the effective time of the Merger on April 2, 2009. Pursuant to the Merger Agreement, Kevin C. Burns, Stephen N. Kahane and Craig Newfield became the directors of Emageon as of the effective time of the Merger.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     Pursuant to the Merger Agreement, at the effective time of the Merger on April 2, 2009, Emageon’s certificate of incorporation was amended and restated in its entirety in a form attached to the Merger Agreement, and such amended and restated certificate of incorporation became the certificate of incorporation of the surviving corporation.

     Pursuant to the Merger Agreement, at the effective time of the Merger on April 2, 2009, Emageon’s bylaws were amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger (except that the name of the surviving corporation set forth therein is “Emageon Inc.”), and such amended and restated bylaws became the bylaws of the surviving corporation.
     Copies of the amended and restated certificate of incorporation and the amended and restated bylaws of Emageon as in effect immediately following the effective time of the Merger are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.
ITEM 8.01 OTHER EVENTS
     On April 2, 2009, AMICAS issued a press release announcing the results of the Offer, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press Release, dated April 2, 2009, announcing the results of the Offer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
By:	/s/ John W. Wilhoite
John W. Wilhoite
Chief Financial Officer

Date: April 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press Release, dated April 2, 2009, announcing the results of the Offer